Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas 27th Floor New York, New York 10020-1104 www.dlapiper.com

October 9, 2025

Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario, Canada

Ladies and Gentlemen:

We have acted as counsel for Tilray Brands, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became automatically effective upon filing. The Registration Statement contains a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements and relates to:

(a)	The Company’s offer and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an undetermined amount of the following securities:
	(i)	shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”);
	(ii)	shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”);
	(iii)	debt securities (the “Debt Securities”); and
(iv)
warrants to purchase Common Stock, Preferred Stock or Debt Securities evidenced by warrant certificates independently or together with any securities offered by a prospectus supplement (the “Warrants” and together with the Company Shares, the Preferred Stock and the Debt Securities, the “Securities”).

We have examined: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the bylaws of the Company, as amended and restated and currently in effect; (iv) the certificate of incorporation of the Company, as amended and restated and currently in effect; (v) the form of indenture filed as an exhibit to the Registration Statement; and (vi) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with this opinion, we have assumed that:

(a)	any Debt Securities will be issued pursuant to one or more indentures, each to be between the Company and a financial institution identified therein as trustee;

(b)
prior to the delivery of any Security, the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded;

(c)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

(d)	a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(e)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

Tilray Brands, Inc.
October 9, 2025

(f)	a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(g)	there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities); and

(h)	all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that,

1)
With respect to the Debt Securities, when (i) an indenture relating thereto has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company’s board of directors (the “Board”) (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance of the Debt Securities, the terms of the offering thereof and related matters; and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor or provided for therein, then the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

2)
With respect to the Company Shares, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of the Company Shares, the terms of the offering thereof and related matters, (ii) such Company Shares have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Company Shares, which consideration shall not be less than the par value thereof, such Company Shares will be legally issued, fully paid and non-assessable.

3)
With respect to the Preferred Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the designation of the relative rights, preferences and limitations of any series of Preferred Stock, (ii) a certificate of designations relating to such series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (iii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of such shares of Preferred Stock, the terms of the offering thereof and related matters, (iv) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (v) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

4)
With respect to the Warrants, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (ii) one or more agreements incorporating the terms and other provisions of the Warrants has been duly executed and delivered by the Company and a warrant agent (each, a “Warrant Agreement”), (iii) the Warrant certificates have been duly executed, authenticated or countersigned, issued and delivered in accordance with the terms of the appropriate Warrant Agreement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

Tilray Brands, Inc.
October 9, 2025

The opinions expressed herein are qualified in the following respects:

1)
We have assumed the genuineness and validity of all signatures (including, without limitation, signatures via DocuSign, eSignature or similar technology); the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies or telecopies or portable document file (.pdf) copies (and the authenticity and completeness of the originals of such copies) or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system; that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; the due authority of the parties signing any document on behalf of a party (other than the Company); the completeness and conformity to the originals of all documents submitted to us as copies; that all public records reviewed or relied upon by us are authentic, accurate and complete; that all factual statements and information contained in any documents are true and complete; and that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise.

2)
This opinion is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York (excluding those of counties, cities, municipalities and other local subdivisions). With respect to our opinions based on the General Corporation Law of the State of Delaware, our examination has been limited to a review of such laws as reported in standard, unofficial compilations. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Base Prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)